SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		☒
Filed by a Party other than the Registrant		☐

Check the appropriate box:
☒	Preliminary Proxy Statement	☐	Confidential, for Use of the
☐	Definitive Proxy Statement		Commission Only (as Permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material pursuant to
Rule 14a-11(c) or Rule 14a-12

Glowpoint, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

April __, 2010

Dear Stockholder:

We are pleased to invite you to the 2010 Annual Meeting of Stockholders of Glowpoint, Inc. (the “Company”), which will be held at 1:30 p.m. local time, on June 17, 2010, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102.

At the meeting, you will be asked to: (i) amend our 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder; (ii) authorize the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, without further approval or authorization of its stockholders, at a ratio of not less than one-for-two and not more than one-for-five, with the exact ratio to be set within this range as determined by the Board of Directors in its sole discretion at any time prior to the next annual meeting of stockholders of the Company (the “Reverse Split”); (iii) elect four members of our board of directors to serve a one-year term each; and (iv) ratify the appointment of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for fiscal year 2010.

The enclosed notice and proxy statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on March 31, 2010.  Copies of these reports are available for review at www.glowpoint.com/investors or may be mailed to you free of charge by requesting a copy by contacting us at 866-GLOWPOINT (x2002) or mailing a request to Glowpoint Investor Relations, 225 Long Avenue, Hillside, NJ 07205.

We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone, so that your shares will be represented and voted at the meeting.

Sincerely,

Joseph Laezza President

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2010

To our Stockholders:

The Annual Meeting of Stockholders of Glowpoint, Inc. (the “Company”), will be held at 1:30 p.m. local time on June 17, 2010, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102, for the following purposes:

1.	To amend our 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder;

2.
To authorize the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, without further approval or authorization of its stockholders, at a ratio of not less than one-for-two and not more than one-for-five, with the exact ratio to be set within this range as determined by the Board of Directors in its sole discretion at any time prior to the next annual meeting of stockholders of the Company;

3.	To elect four members of our board of directors to serve a one-year term each;

4.	To ratify the appointment of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for fiscal year 2010; and

5.	To transact other business as may properly come before the meeting.

Stockholders of record of our common stock as of the close of business on April 16, 2010 are entitled to attend and vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

David W. Robinson Corporate Secretary

April __, 2010

Important Notice Regarding the Availability of Proxy Materials for Our
Stockholders Meeting to Be Held on June 17, 2010

The accompanying proxy statement and our 2009 annual report to shareholders are available at http://www.glowpoint.com/investors.

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE.

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Glowpoint, Inc. (referred to throughout this proxy statement as “Glowpoint” or “we” or “our” or the “Company”) is soliciting proxies for our 2010 Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held at 1:30 p.m. local time on June 17, 2010, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102. This proxy statement, the accompanying proxy card, and our 2009 Annual Report filed on Form 10-K on March 31, 2010 are first being mailed to stockholders on or about April __, 2010.

At the Annual Meeting, stockholders will be asked to consider and vote on (i) amending our 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder; (ii) authorizing the Board of Directors, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, without further approval or authorization of its stockholders, at a ratio of not less than one-for-two and not more than one-for-five, with the exact ratio to be set within this range as determined by the Board of Directors in its sole discretion at any time prior to the next annual meeting of stockholders of the Company (the “Reverse Split”); (iii) electing four members of our board of directors to serve a one-year term each; and (iv) ratifying the appointment of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for fiscal year 2010.  At the Annual Meeting, stockholders may also be asked to consider and take action with respect to other matters that properly come before the meeting. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on April 16, 2010 are entitled to vote at the Annual Meeting (the “Record Date”).  As of the Record Date, approximately 81,746,232 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

    The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for amending the 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder (Proposal 1).  The affirmative vote of the holders of a majority of the shares of common stock outstanding is required for authorizing an amendment to our certificate of incorporation to effect the Reverse Split (Proposal 2).  The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors (Proposal 3). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010 (Proposal 4).

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    Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

    Proposal 1:  The vote of holders of a majority of the voting power held by stockholders present in person or represented by proxy is required for approval of amending the 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the approval of the amendment to our 2007 Stock Incentive Plan is not a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes may exist in connection with Proposal 1.

    Proposal 2:  The vote of holders of a majority of our common stock outstanding is required for authorizing an amendment to our certificate of incorporation to effect the Reverse Split. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the approval of a Reverse Split and the corresponding amendment to our certificate of incorporation is not a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes may exist in connection with Proposal 2.

    Proposal 3: A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available.  Accordingly, votes withheld will have no effect in determining which director receives the highest number of votes. Additionally, the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, and therefore broker non-votes may exist in connection with Proposal 3.

    Proposal 4: The vote of holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for the ratification of the selection of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.  A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the Independent Registered Public Accounting Firm for 2010 is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal 4.

    Properly executed or authenticated proxies that do not contain voting instructions will be voted (1) FOR amending the 2007 Stock Incentive Plan to increase the shares reserved for issuance thereunder, (2) FOR amending our certificate of incorporation to effect the Reverse Split of the Company’s issued and outstanding shares of common stock without further approval or authorization of its stockholders at any time prior the next annual meeting of stockholders of the Company, (3) FOR each of the nominees named below for election as directors, (4) FOR ratification of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010, and (5) with respect to other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

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    Stockholders have the option to vote by telephone. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE. It is convenient, and it saves significant postage and processing costs. In addition, when you vote by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone, you may use either of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2011 Annual Meeting of Stockholders, currently expected to occur in May 2011, must deliver the proposal to the Corporate Secretary, Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than December 31, 2010 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

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PROPOSAL NO. 1 —

APPROVE AN AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN TO INCREASE
THE SHARES RESERVED FOR ISSUANCE THEREUNDER TO 5,500,000

    The stockholders are being asked to approve an amendment to our 2007 Stock Incentive Plan (the "2007 Plan") to increase the maximum aggregate number of shares which may be issued pursuant to all awards to 5,500,000 shares of common stock from 3,000,000 shares of common stock (the “Plan Amendment”). The 2007 Plan was adopted at our Annual Meeting of Stockholders on August 14, 2007.  Under the 2007 Plan, options and other equity rights, including stock appreciation rights ("SARs"), and sales, bonuses and other grants of restricted stock, or any combination of these, may be issued from time to time to employees, directors and consultants who contribute to the management, growth and financial success of the Company. The purpose of the 2007 Plan is to attract and retain the best available personnel, to provide additional incentive to our directors, officers, employees and consultants and to promote the success of our business.

    As of April 16, 2010, 2,282,400 stock options and 705,457 shares of restricted stock were issued and outstanding, and options to acquire 11,667 shares were exercised, from the 3,000,000 originally reserved for issuance thereunder. This leaves only 476 shares available for future issuance under the 2007 Plan. The Board believes that our ability to continue providing non-cash compensation and incentives in the form of equity is crucial to our ability to attract, retain and motivate talented employees, consultants and non-employee directors. The Plan Amendment was adopted by the Board of Directors on April 1, 2010.

    We also currently maintain the 2000 Stock Incentive Plan, which was adopted when the Company was known as Wire One Technologies (the “2000 Plan”).  Under the 2000 Plan, as amended, 4,400,000 shares of common stock have been reserved for issuance thereunder.  As of April 16, 2010, 3,165,216 stock options and 592,000 shares of restricted stock were issued and outstanding, and options to acquire 495,606 shares were exercised, from the 2000 Plan.  The 2000 Plan is scheduled to automatically terminate on or about June 30, 2010; upon termination all outstanding grants under the 2000 Plan will continue to be governed by the 2000 Plan until such grants are exercised, expire or terminate pursuant to their terms.

    The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2009. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for officers, directors and consultants.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,686,051	$0.82	1,529,219
Equity compensation plans not approved by security holders	20,000	3.94	—
Total	4,706,051	$0.84	1,529,219

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Summary of 2007 Plan, As Amended

    The Board believes that the adoption of the Plan Amendment is necessary in order to have a sufficient reserve of common stock to provide option grants as an equity incentive to attract and retain the services of key individuals essential to the Company's long-term success. A summary of the terms of the 2007 Plan, assuming the approval the Plan Amendment (the “Amended 2007 Plan”), is provided below. The summary, however, is not intended to be a description of all the terms of the Amended 2007 Plan.  The full text of the Amended 2007 Plan is attached as Exhibit A to this proxy statement, and incorporated herein by reference.

Available Shares

    Subject to adjustment to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations, the maximum aggregate number of shares which may be issued pursuant to all awards under the Amended 2007 Plan is 5,500,000 shares of common stock. Any shares covered by an award, or portion of an award, which are forfeited or canceled, expire or are settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Amended 2007 Plan.

Administration

    Under the Amended 2007 Plan, our board of directors, the Compensation Committee or such other committee designated by the Board, administers the granting of stock and options to directors and officers in a way that allows these grants of stock to be exempt from Section 16(b) of the Securities Exchange Act and determines the provisions, terms and conditions of each award. When stock or options are granted to other participants in the Amended 2007 Plan, our Board, the Compensation Committee or such other committee designated by our Board administers these awards and determines the provisions, terms and conditions of each award. Each entity, whether the Board, the Compensation Committee or such other committee designated by the Board, will be referred to herein as the “Administrator,” and such Administrator will have complete discretion (subject to the provisions of the Amended 2007 Plan) to authorize option grants under the Amended 2007 Plan.

Eligibility

    All employees, officers, directors and consultants of the Company or any of its affiliates are eligible to participate in the Amended 2007 Plan, although incentive stock options (“ISOs”) may be granted only to employees. As of April 16, 2010, approximately 122 employees and directors were eligible to participate in the Amended 2007 Plan.

Form of Awards

    The Amended 2007 Plan permits the grant of options and other equity rights, including stock appreciation rights (“SARs”), bonuses and other grants of restricted stock.

    Options may include non-qualified stock options (“NQSOs”) as well as ISOs, which are intended to qualify for special tax treatment.  The term of an option will be determined by the Administrator, provided, however, that the term shall be no more than ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders.

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    The exercise price or purchase price, if any, of Amended 2007 Plan awards that are not incentive stock options will not be less than the fair market value of the stock. The exercise price or purchase price, if any, of Amended 2007 Plan awards that are ISOs (a) granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, shall be not less than 110% of the fair market value of the stock on the date of the grant; or (b) granted to any employee other than an employee described in clause (a) above, shall be not less than 100% of the fair market value of the stock on the date of the grant. The form of payment for the shares of common stock when options are exercised or stock is purchased under an Amended 2007 Plan award will be determined by the Administrator and may include cash, check, shares of common stock, or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the award.

    Where the award agreement permits the exercise or purchase of an award for a period of time following the recipient's termination of service with us, that award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the award, whichever occurs first.

Adjustments to Awards; Change of Control

    Subject to any action that may be required by the stockholders of the Company, the Administrator may proportionately adjust the number and price of outstanding awards, and the number of shares authorized for issuance under the Amended 2007 Plan, in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on the capitalization of the Company.  Assuming Proposal 2 is adopted and a Reverse Split is subsequently effected, it would have the effect of reducing the number of shares of common stock reserved for issuance under the Amended 2007 Plan, and adjust the number and price of outstanding awards, by the ratio determined by the board of directors.  Upon a Change of Control (as defined in the 2007 Plan), all outstanding options and grants of restricted stock generally vest.  The Administrator retains the discretion not to accelerate vesting in corporate transactions described in Code Section 424 in which the successor corporation assumes the options or substitutes its own options.

Amendment, Suspension or Termination

    Unless terminated sooner, the Amended 2007 Plan will terminate automatically in 2017. The Board has the authority to amend, suspend or terminate the Amended 2007 Plan; however, to the extent necessary to comply with applicable laws, the Company will obtain stockholder approval of any amendment to the Amended 2007 Plan in such manner and to such degree as required.

Transferability

    Those who hold ISOs granted under this plan cannot transfer these options other than by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise ISOs except the person to whom the options were first issued while that person is alive. Other awards may be transferred during the lifetime of the grantee by gift or pursuant to a domestic relations order to members of the grantee's immediate family to the extent and in the manner determined by the Administrator.

New Plan Benefits

    Because participation and the types of awards granted under the Amended 2007 Plan are subject to the discretion of the Administrator, the benefits or amounts that will be received by participants in the Amended 2007 Plan are not determinable at this time.

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Federal Income Tax Consequences

    The following description of the tax consequences of options under the Amended 2007 Plan is based on present Federal tax laws, and does not purport to be a complete description of the tax consequences of the Amended 2007 Plan.

    No tax consequences result from the grant of options which are intended to qualify as ISOs within the meaning of Section 422 of the Code. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder), and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning on the date of grant of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or a parent or subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the ISO was granted nor within one year after the exercise of the ISO. The three-month period in clause (a) in the preceding sentence is extended to one year if the option holder is disabled.  If an optionee dies while still employed or within three months after termination of employment, the plan may allow the estate additional time to exercise the option.  If the holder of an ISO sells stock after compliance with these conditions, any gain realized over the exercise price of the ISO ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of sale.

    No tax consequences result from the grant of NQSOs. An option holder who exercises an NQSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the year in which the exercise occurred. The option holder's basis in shares received in an exercise of an NQSO with cash will be the fair market value of the shares on the date income was realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    Although it is anticipated that certain awards under the Amended 2007 Plan will, pursuant to Section 162(m) of the Code, meet the requirements to avoid a limit on deductibility, no assurances can be given that all awards will meet such requirements. Specifically, awards of restricted stock will be subject to the limitation on deductibility imposed by Section 162(m) of the Code.

Required Vote and Board Recommendation

    An affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote is required for approval of the Plan Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ADOPTING THE PLAN AMENDMENT AND INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER TO 5,500,000 SHARES OF COMMON STOCK. PROXIES SOLICITED BY GLOWPOINT WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

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PROPOSAL NO. 2 —

APPROVAL OF A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF ITS STOCKHOLDERS AT ANY TIME PRIOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY
Background

    We are seeking your approval authorizing the Board of directors, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, without further approval or authorization of its stockholders, at a ratio of not less than one-for-two and not more than one-for-five, with the exact ratio to be set within this range as determined by the board of directors in its sole discretion at any time prior to the next annual meeting of stockholders of the Company (the “Reverse Split”). The board of directors has adopted a resolution (i) declaring the advisability of the Reverse Split, (ii) approving a corresponding amendment of our certificate of incorporation to effect the Reverse Split (the “Reverse Split Amendment”), subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect a Reverse Split, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.  The board of directors may subsequently effect, in its sole discretion, a Reverse Split if approved by the stockholders.

    If approved by our stockholders, one Reverse Split (but not more than one) would become effective on any date selected by the board of directors at any time prior our next annual meeting of stockholders. Only one Reverse Split Amendment may be filed and become effective. Notwithstanding the foregoing, the board of directors reserves the right, even after stockholder approval, to forego or postpone effecting a Reverse Split and filing the Reverse Split Amendment if such action is determined not to be in the best interests of the Company and its stockholders. If the Reverse Split adopted by the stockholders is not subsequently implemented by the board of directors and effected by our next annual meeting of stockholders, the Reverse Split will be deemed abandoned, without any further effect. In such case, the board of directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Proposal

    Depending on the ratio for the Reverse Split determined by the board of directors, multiple shares (e.g., two, three, four or five) of existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors. The Reverse Split Amendment that is filed to effect the Reverse Split, if any, will include only the reverse split ratio determined by the board of directors to be in the best interests of stockholders.

    The Reverse Split, if approved by our stockholders, would become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Reverse Split will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Reverse Split Amendment, the board of directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its stockholders to proceed with the Reverse Split. If a Reverse Split Amendment effecting the Reverse Split has not been filed with the Secretary of State of the State of Delaware by our next annual meeting of stockholders, the board of directors will abandon the Reverse Split.

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Reasons for the Reverse Split

    The reason for the Reverse Split is an effort to make our common stock eligible for listing (a “Listing”) on the NYSE AMEX (the “Amex”) or the Nasdaq Capital Market (“NASDAQ”) and thereby increase investor interest in our Company.

    Our board of directors believes that a listing on the Amex or NASDAQ could increase liquidity for the holders of outstanding shares of common stock, could attract the interest of investors, and could maximize stockholder value. We believe that, if the Reverse Split is approved, there is a greater likelihood that we will satisfy the required minimum bid price of our common stock necessary for a Listing, which is $2.00 or $3.00 per share in the case of the Amex and $4.00 per share in the case of NASDAQ.

    An increase in the per share price of our common stock, which we expect as a result of the Reverse Split, may heighten the interest of the financial community in our Company and broaden the pool of investors that may consider investing in our Company, potentially increasing the trading volume and liquidity of our common stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our common stock increases as a result of the Reverse Split, some of these concerns may be ameliorated. Many investors, however, will not invest in securities that have a historical trading price below $5.00 per share, and there can be no assurance that the Reverse Split will increase the price above that level for any period of time.

    The reduction in the number of outstanding shares of common stock caused by the Reverse Split is anticipated initially to increase the market price of the common stock. However, because some investors may view the Reverse Split negatively, there can be no assurance that the market price of the common stock after the proposed Reverse Split will adjust to reflect the conversion ratio (e.g., if the market price is $0.75 before the Reverse Split and the selected ratio is one new share for every four shares outstanding there can be no assurance that the market price immediately after the Reverse Split will be $3.00 ($0.75 multiplied by four)), or that any price gain will be sustained in the future.

Principal Effects of the Proposed Reverse Split

    Depending on the ratio for the Reverse Split determined by the board of directors, multiple shares (e.g., two, three, four or five) shares of existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors. In addition, the number of shares of our common stock subject to outstanding options and warrants issued by us, and the number of shares reserved for future issuances upon conversion of our preferred stock and under our stock plans, will be reduced by the same ratio. No fractional shares of our common stock will be issued in connection with the proposed Reverse Split. Holders of our common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

    If the Reverse Split is approved at the Annual Meeting and the board of directors, in its discretion, decides to effect a Reverse Split, the board of directors will fix a record date for determination of shares subject to the Reverse Split. As of the date of this Proxy Statement, the board of directors had not fixed a record date for the Reverse Split. As of the Record Date, there were approximately 81,746,232 shares of our common stock issued and outstanding, approximately 16,301,559 shares of common stock reserved for issuance upon the conversion of our Series A-2 Convertible Preferred Stock, and 8,360,304 shares of our common stock subject to warrants and options granted by us. If additional shares of our common stock are issued or redeemed prior to the record date for the Reverse Split, the actual number of shares issued and outstanding before and after the Reverse Split will increase or decrease accordingly.

    Because the Reverse Split will apply to all issued and outstanding shares of our common stock and outstanding rights to purchase our common stock or to convert other securities into our common stock, the proposed Reverse Split will not alter the relative rights and preferences of our existing stockholders. The Reverse Split Amendment will, however, effectively increase the number of shares of our common stock available for future issuances by the board of directors.

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    If the proposed Reverse Split is approved at the Annual Meeting and effected by the board of directors, some of our stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Split may be required to pay higher transaction costs should they then determine to sell their shares.

    After the filing of the Reverse Split Amendment, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Cash Payment in Lieu of Fractional Shares

    In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Split, we will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Company’s common stock on the OTC Bulletin Board during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Split, which amount is hereby determined to equal the fair market value of our common stock at the effective time of the Reverse Split. In the event that a stockholder owns a number of shares that is not evenly divisible by the split ratio determined by the board of directors, such stockholder will only be entitled to a cash payment.

Accounting Matters

    The proposed amendments to our restated certificate of incorporation will not affect the par value of our common stock per share, which will remain at $0.0001. As a result, as of the filing of the Reverse Split Amendment, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Federal Income Tax Consequences

    The following description of the material federal income tax consequences of a Reverse Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

    In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because a Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, a Reverse Split will likely have the following federal income tax effects.

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    Our stockholders who receive solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of our common stock will equal the sum of the stockholder’s basis in its old shares of our common stock.

    Our stockholders who receive cash in lieu of a fractional share as a result of a Reverse Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. A stockholder’s basis in the fractional shares of our common stock will equal the stockholder’s basis in its old shares of our common stock, decreased by the basis allocated to the reduced number of shares.

    Information returns generally will be required to be filed with the Internal Revenue Service (IRS) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to a Reverse Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

    We will not recognize any gain or loss as a result of a Reverse Split.

No Appraisal Rights

    Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to a Reverse Split.

 Board Discretion to Implement the Reverse Split

    If the proposed Reverse Split is approved at the Annual Meeting, the board of directors may, in its sole discretion, at any time prior to our next annual meeting of stockholders, authorize the Reverse Split and file the Reverse Split Amendment with the Delaware Secretary of State. The determination by the board of directors will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the likely effect of business developments on the market price for our common stock.

    THE BOARD OF DIRECTORS HAS NOT YET MADE A DETERMINATION TO PROCEED WITH ANY REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK. NOTWITHSTANDING APPROVAL OF THE REVERSE SPLIT AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS MAY, IN ITS SOLE DISCRETION, DETERMINE NOT TO IMPLEMENT SUCH REVERSE SPLIT.

Required Vote

    To be approved by the stockholders, the proposal to implement the Reverse Split must receive the affirmative vote of holders of at least a majority of the outstanding shares of our common stock as of the Record Date.

Recommendation

    The board of directors recommends a vote FOR the proposal to authorize the board of directors to amend the certificate of incorporation to effect a Reverse Split of our common stock at any time prior to our next annual meeting of stockholders.

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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK AT ANY TIME PRIOR TO OUR NEXT ANNUAL MEETING OF STOCKHOLDERS.  PROXIES SOLICITED BY GLOWPOINT WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 3 —

ELECTION OF DIRECTORS

Directors to be elected are to serve until the next annual meeting or until their respective successors are duly elected and qualified. The number of directors is determined from time to time by our board of directors and is currently five members.  The nominees who will stand for election are James S. Lusk, Grant Dawson, David W. Robinson and Joseph Laezza, all of whom are currently members of our board of directors. Peter A. Rust, currently a member of the board of directors, has decided not to stand for re-election. The four nominees receiving the highest number of affirmative votes will be elected as directors.  Pursuant to our by-laws, the vacancy on the board of directors may be filled by the remaining members of the board after the annual meeting to serve until the next annual meeting.  In the event any nominee is unable or unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director and Executive Officer Information

    The following table sets forth information with respect to our director nominees and executive officers.

Name	Age	Position with Company

Director Nominees
James S. Lusk (1)(2)(3)	54	Director
Grant Dawson(1)(2)(3)	42	Director
Joseph Laezza	39	Director, Co-Chief Executive Officer, President, and Chief Operating Officer
David W. Robinson	41	Director, Co-Chief Executive Officer, General Counsel, Executive Vice President, Business Development and Corporate Secretary

Non-Director Executive Officer
Edwin F. Heinen	58	Chief Financial Officer and Executive Vice President, Finance
Thomas Brown	41	Senior Vice President of Sales

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

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Biographies

    Grant Dawson, Director.  Mr. Dawson joined our board of directors in May 2009. Mr. Dawson is Senior Investment Analyst, North American Fixed Income, for MFC Global Investment Management, with responsibility for credit assessment and recommendations related to MFC GIM’s fixed income assets that are managed against industry benchmarks.  He joined MFC Global Investment Management in 2008 and has worked in the investment industry since 1998. Previously, he was a lead analyst with a credit rating agency and has held various senior management positions in credit management and corporate finance with Nortel and in equity research with Dain Rauscher Ltd. Mr. Dawson earned an M.B.A. from the SMU Cox School of Business, a B.A. and a Bachelor of Commerce from the University of Windsor, and is a Chartered Financial Analyst.  Mr. Dawson is “independent” (in accordance with the published listing requirements of the NYSE AMEX LLC) and has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.  Mr. Dawson was originally brought to the attention of the nominating committee pursuant to Section 3.9(c) of that certain Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of March 16, 2009 (the “Purchase Agreement”), which provides that the nominating committee will consider one board nominee proposed by a purchaser thereto and so long as such purchaser owns at least 50% of the outstanding shares of Series A-1 Convertible Preferred Stock.  The purchaser under the Purchase Agreement, Vicis Capital, LLC, satisfied this criteria and submitted Mr. Dawson for consideration. The nominating party, however, has no affiliation with Mr. Dawson or his employer.

    James S. Lusk, Director. Mr. Lusk joined our board of directors in February 2007. He is Chief Financial Officer of ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States and Canada, and was formerly ABM’s Executive Vice President. Prior to joining ABM, he was Vice President, Business Services of Avaya, Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Solutions division, and interim Chief Financial Officer of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

    Joseph Laezza, Co-Chief Executive Officer, President and Director. Mr. Laezza has been our Co-Chief Executive Officer and Director since March 2009, our President since June 2008, our Chief Operating Officer since April 2006 and previously served as our Vice President, Operations since March 2004.  Mr. Laezza joined the Company from Con Edison Communications, where he was Vice President, Network Operations. He previously held management positions at a number of telecommunications service providers, including AT&T and XO Communications, where he was responsible for operations, service delivery, and customer service.

    David W. Robinson, Co-Chief Executive Officer, General Counsel, Executive Vice President of Business Development, Corporate Secretary and Director. Mr. Robinson has been our Co-Chief Executive Officer and Director since March 2009, our Executive Vice President, Business Development since June 2008, and General Counsel since May 2006. Prior to joining the Company, Mr. Robinson was Vice President and General Counsel of Con Edison Communications and served in senior executive positions with other telecommunications service providers and provided legal and business counseling to other businesses. Mr. Robinson received a B.A. from the University of Pennsylvania (magna cum laude) and a Juris Doctorate from Boston College Law School.

    Required Vote and Board Recommendation

    A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available.  Stockholders do not have the right to cumulate their votes in the election of directors.

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    Assuming the four nominees are elected, there will be one vacancy on the board of directors.  This vacancy may be filled by our board of directors in accordance with our by-laws after our annual meeting to serve until the next annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

Additional Biographies

Edwin F. Heinen, Chief Financial Officer and Executive Vice President, Finance.   Mr. Heinen, a certified public accountant, has been our Chief Financial Officer since April 2006 and previously served as our Controller since March 2005. Mr. Heinen joined the Company from Communications Network Enhancement, Inc., an audio conferencing company, where he was CFO since September 2001. Before that, Mr. Heinen served in senior financial executive positions with responsibility for accounting, auditing, treasury, analysis, budgeting, and financial and tax reporting. Mr. Heinen received a B.S. in Business Administration from Cornell University and an M.B.A in Finance from the University of Detroit.

Thomas Brown, Senior Vice President of Sales.  Mr. Brown has been our Senior Vice President of Sales since February 2010.  Prior to joining Glowpoint, Mr. Brown served as Senior Vice President of Sales and Marketing of Fibernet Telecom Group, Inc. from September 2003 until September 2009, when Fibernet was purchased by Zayo Group, Inc.  Before that, Mr. Brown held sales and sales management positions with Fibernet, DirectNet Telecommunications, LCI International and AT&T. Mr. Brown has a B.A. from University of Massachusetts at Amherst.

Board of Directors, Board Committees and Meetings

    Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. The primary responsibilities of the board of directors are oversight, counseling and direction to our management in the long-term interests of us and our stockholders.  At no time during 2009 was the chairman of our board of directors also our chief executive officer.  Our board of directors currently consists of five directors. The current board members include three independent directors and two current members of our senior management.  The four director nominees include two independent directors and two current members of our senior management. Assuming all nominees are elected, there will be one vacancy on the board of directors, which may be filled by our board of directors in accordance with our by-laws after our annual meeting.

Our board of directors met eight times during the year ended December 31, 2009. During this period, each director attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he was a director and (ii) the total number of meetings of committees of the board on which he served, held during the period for which he served.  The board has an audit committee, a compensation committee and a nominating committee.

As a general matter, board members are expected to attend our annual meetings. All of our board members attended our 2009 annual meeting of stockholders held on May 28, 2009.

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“Independent” Directors. Each of our directors and director nominees other than Messrs. Laezza and Robinson qualify as “independent” in accordance with the published listing requirements of the NYSE AMEX LLC (“AmEx”).  Messrs. Laezza and Robinson are currently our employees. The AmEx independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.  In addition, as further required by the AmEx rules, the board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Glowpoint and Glowpoint’s management.

    In addition, as required by AmEx rules, the members of the audit committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The audit committee is also required to have at least one independent member who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Each member of the audit committee is independent and has been determined to be an audit committee financial expert.  Stockholders should understand that this designation is a disclosure requirement of the SEC related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

Audit Committee

    We currently have an audit committee consisting of James S. Lusk, Peter A. Rust, and Grant Dawson.  Mr. Rust has decided not to stand for re-election.  Our board of directors has determined that each member of the audit committee has the accounting and related financial management expertise and satisfies the requirement as an “audit committee financial expert,” all as determined pursuant to the rules and regulations of the SEC.  The audit committee consults and meets with our Independent Registered Public Accounting Firm and chief financial officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full board of directors regarding such matters.  The audit committee operates under a written audit committee charter, which was originally filed with our proxy statement for the 2003 annual meeting of our stockholders, but was amended and restated by the board on September 29, 2005.  Our amended and restated audit committee charter is available online at www.glowpoint.com/ governance.  You may also request a copy of the audit committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.  The audit committee met six times during the year ended December 31, 2009.

Compensation Committee

    We currently have a compensation committee consisting of James S. Lusk, Peter A. Rust, and Grant Dawson.  Mr. Rust has decided not to stand for re-election.  Each member of the compensation committee meets the independence requirements of the AmEx. The compensation committee is responsible for supervising our executive compensation policies, reviewing officers’ salaries, approving significant changes in employee benefits and recommending to the board of directors such other forms of remuneration as it deems appropriate.  The compensation committee operates under a written compensation committee charter, which was adopted in May 2007 and is available online at www.glowpoint.com/governance.  You may also request a copy of the compensation committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.  The compensation committee acted by unanimous written consent during the year ended December 31, 2009.

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Nominating Committee

    We currently have a nominating committee consisting of James S. Lusk, Peter A. Rust, and Grant Dawson. Mr. Rust has decided not to stand for re-election.  Each member of the nominating committee meets the independence requirements of the AmEx. The nominating committee is responsible for assessing the performance of our board of directors and making recommendations to our board regarding nominees for the board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the board of directors. The nominating committee operates under a written nominating committee charter, which was filed with our proxy statement for the 2004 annual meeting of our stockholders and is available online at www.glowpoint.com/governance.  You may also request a copy of the nominating committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.  The nominating committee acted by unanimous written consent during the year ended December 31, 2009.

The nominating committee considers qualified candidates to serve as a member of our board of directors suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 225 Long Avenue, Hillside, New Jersey 07205. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	A statement that the writer is our stockholder and is proposing a candidate for our board of directors for consideration by the nominating committee;

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

    In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. The nominating committee will also consider whether the individual has the time available to devote to the work of our board of directors and one or more of its committees.  None of the candidates this year for election to the board of directors were brought to the nominating committee by stockholder submission pursuant to the foregoing.

    The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on our board of directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the board of directors for approval.

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Director Compensation

    Our current director compensation policy, which became effective on June 1, 2009 following our last Annual Meeting of Stockholders, provides that directors who are not our executive officers or employees receive an annual cash fee of $20,000, payable in equal quarterly installments on the first business day following the end of the calendar quarter, and an annual grant of 25,000 restricted shares of our common stock, which shall be made at the annual meeting of our stockholders and shall vest at the next annual meeting of our stockholders. The chairperson of our board of directors, if any, and the chairperson of our audit committee will each receive an additional cash payment of $5,000 per year, payable in equal quarterly installments.  Attendance at board meetings and committee meetings may be in person or by telephone.

    The following table represents compensation paid to our directors during the year ended December 31, 2009:

Name	Year	Fees (1)	Stock Awards (2)	Option Awards (3)	Total
James Lusk	2009	$32,581	$20,238	$3,023	$55,842
Peter Rust	2009	28,668	12,483	3,023	44,174
Grant Dawson	2009	11,668	6,238	—	17,906
Aziz Ahmad*	2009	6,000	3,610	777	10,387
Bami Bastani**	2009	17,000	16,333	3,023	36,356
Dean Hiltzik**	2009	13,000	—	2,475	15,475
Richard Reiss*	2009	6,000	—	777	6,777

(1)
Prior to June 1, 2009, non-employee directors were paid $2,000 for attending each board of director meeting and $1,000 for attending each committee meeting. Our current director compensation policy, which became effective on June 1, 2009 following our last Annual Meeting of Stockholders, provides that directors who are not our executive officers or employees receive an annual cash fee of $20,000 in lieu of payment for each meeting.

(2)
Prior to June 1, 2009, when a non-employee is elected to the board of directors they received 80,000 restricted shares which vest as to 20,000 shares on each of the grant date and the first, second and third anniversary dates of the grant. The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2009 related to non-option stock awards, as described in FASB ASC Topic 718 without taking into account any forfeiture rates. We value the non-option stock awards using the common stock price of the grant date. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2009.  Our current director compensation policy, which became effective on June 1, 2009 following our last Annual Meeting of Stockholders, provides that directors who are not our executive officers or employees receive an annual grant of 25,000 restricted shares of our common stock, which vest in one year. The table below summarizes, by year of grant, the expense amounts reported in the “Stock Awards” column for each named executive officer:

Name	Year	2006	2007	2008	2009	Total
James Lusk	2009	$—	$14,000	$—	$6,238	$20,238
Peter Rust	2009	3,082	—	3,163	6,238	12,483
Grant Dawson	2009	—	—	—	6,238	6,238
Aziz Ahmad	2009	3,610	—	—	—	3,610
Bami Bastani	2009	—	16,333	—	—	16,333
Dean Hiltzik	2009	—	—	—	—	—
Richard Reiss	2009	—	—	—	—	—

(3)
Prior to June 1, 2009, non-employee directors received options to acquire 1,000 shares of common stock for attending each Board of Director meeting and options to acquire 500 shares of common stock for attending each committee meeting. The options were fully vested when granted. The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2009 related to option awards, as described in FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2009. In 2009, we used the following weighted average assumptions to determine the fair value of option awards: a risk-free interest rate of 2.0%, an expected life of five years, expected volatility of 113.3% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2009.

* Messrs. Ahmad and Reiss served on the board of directors until March 18, 2009.
** Messrs. Bastani and Hiltzik served on the board of directors until the 2009 Annual Meeting of Stockholders.

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Contacting The Board Of Directors

Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to:

Glowpoint, Inc., [Addressee], 225 Long Avenue, Hillside, New Jersey 07205

•	Audit Committee of the Board of Directors

•	Compensation Committee of the Board of Directors

•	Nominating Committee of the Board of Directors

•	Name of individual directors
These communications are sent by us directly to the specified addressee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Audit Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Audit Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

    The audit committee is composed of three members.  Each member is a director who meets the current independence standards under the applicable SEC and AmEx rules.  The audit committee operates under a written audit committee charter.  As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of Glowpoint’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Glowpoint’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations.  Amper, Politziner & Mattia, LLP (“Amper”), our Independent Registered Public Accounting Firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our Independent Registered Public Accounting Firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

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The audit committee members may not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Independent Registered Public Accounting Firm, nor can the audit committee certify that the Independent Registered Public Accounting Firm is “independent” under applicable rules.  The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Independent Registered Public Accounting Firm on the basis of the information it receives, discussions with management and the Independent Registered Public Accounting Firm, and the experience of the audit committee’s members in business, financial and accounting matters. Each member of the audit committee has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the audit committee monitors the activities and performance of Glowpoint’s Independent Registered Public Accounting Firm, including the audit scope, external audit fees, Independent Registered Public Accounting Firm independence matters and the extent to which the Independent Registered Public Accounting Firm may be retained to perform non-audit services.

In accordance with audit committee policy and the requirements of law, all services to be provided by Amper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from its Independent Registered Public Accounting Firm. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee has discussed with Amper, our Independent Registered Public Accounting Firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

Our Independent Registered Public Accounting Firm also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with the Independent Registered Public Accounting Firm its independence from management and our company. The audit committee has also considered the compatibility of non-audit services with the Independent Registered Public Accounting Firm’s independence.

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    Based on the audit committee’s discussion with management and the Independent Registered Public Accounting Firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the Independent Registered Public Accounting Firm to the audit committee, the audit committee recommended that the board of directors file the audited consolidated financial statements for the year ended December 31, 2009 with the SEC on Form 10-K.

Respectfully submitted,
James Lusk, Chairman Grant Dawson Peter Rust

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short- and long-term financial performance and growth.

The Compensation Committee recognizes the critical role of our executive officers in our growth, success and in our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options, restricted stock awards and various other benefits, and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

    In establishing salary, bonuses and long-term incentive compensation for our executive officers, the Compensation Committee takes into account both the position and the expertise of a particular executive, as well as the Committee’s understanding of competitive compensation for similarly situated executives in our sector of the technology industry.  Each of our Co-Chief Executive Officers confers with members of the Compensation Committee, and makes recommendations, regarding the compensation of all executive officers other than him.  Neither Co-Chief Executive Officer, however, participates in the Compensation Committee's deliberations regarding his own compensation. In determining the compensation of our executive officers, the Compensation Committee may consult available compensation reports, and at its sole discretion may engage in retaining a compensation consultant or engage in benchmarking.  In 2009 the Compensation Committee did not engage a compensation consultant.

Components of Compensation

    The components of the compensation program for named executive officers are described below.

Base Salary. Salaries for executive officers for 2009 were generally determined by the Compensation Committee on an individual basis in connection with the determination of the terms of such executive’s applicable employment agreement, based on the following criteria: the executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

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The base salaries for the named executive officers for 2009 were increased from the 2008 levels pursuant to an employment agreement or in accordance with our company policy and past practice.

Bonus/Incentive Compensation. The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay.  Accordingly, we did not award a guaranteed bonus to any executive officer in 2009.  However, each executive officer is eligible, at the discretion of the Compensation Committee, to receive up to 40% of his base salary for the fiscal year upon the achievement of certain financial performance goals or other criteria and metrics as established by the Co-CEOs and the Compensation Committee.

The Compensation Committee did not award any bonus to the named executive officers for 2009.  Mr. Laezza did, however, receive $15,000, in lieu of any payments due under our sales commission plan, for new business he originated in 2009.

Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants of options and/or restricted stock are awarded based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

Broad-based Employee Benefits.  As employees, our named executive officers have the opportunity to participate in a number of benefits programs that are generally available to all eligible employees. These benefits include:

•	Healthcare Plans – includes medical benefits, dental benefits, and vision care program.

•
401(k) Retirement Plan – allows eligible employees to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the Plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employee elective deferrals are 100% vested at all times. The 401(k) Plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Compensation Committee Report

    The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with Glowpoint’s management. Based on this review and these discussions, the Compensation Committee recommended to Glowpoint’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Grant Dawson
Peter Rust
James Lusk

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

    The table set forth below summarizes for our named executive officers the compensation paid, accrued or granted, during or with respect to the two years ended December 31, 2009. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the two years ended December 31, 2009.

Name and Principal Position	Year	Salary	Bonus (4)	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Edwin F. Heinen Chief Financial Officer	2009	$211,616	$—	$61,064	$20,182	$4,840	$297,702
	2008	211,523	—	79,553	33,398	7,072	331,546
Joseph Laezza Co-Chief Executive Officer and President	2009	259,081	15,000	42,035	22,662	4,840	343,618
	2008	256,067	15,000	55,219	29,243	6,455	361,984
David W. Robinson Co-Chief Executive Officer, Executive Vice President, General Counsel	2009	266,635	—	36,035	22,949	4,840	330,459
	2008	262,322	—	63,219	26,167	7,265	358,973
Michael Brandofino Former Chief Executive Officer	2009	62,404	—	—	—	283,242	345,646
	2008	277,115	—	107,969	21,786	8,421	415,291

(1)
The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2009 and 2008 related to non-option stock awards, as described in FASB ASC Topic 718 without taking into account any forfeiture rates. We value the non-option stock award using the common stock price on the grant date. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2009 and 2008.  The table below summarizes, by year of grant, the 2009 and 2008 expense amounts, respectively, reported in the “Stock Awards” column for each named executive officer:

Name	Year	2006	2007	2008	2009	Total
Edwin F. Heinen	2009	$—	$37,333	$5,167	$18,564	$61,064
	2008	—	37,334	42,219	—	79,553
Joseph Laezza	2009	—	13,000	5,167	23,868	42,035
	2008	—	13,000	42,219	—	55,219
David W. Robinson	2009	7,000	—	5,167	23,868	36,035
	2008	21,000	—	42,219	—	63,219
Michael Brandofino	2009	—	—	—	—	—
	2008	—	52,000	55,969	—	107,969

(2)
The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2009 and 2008 related to option awards, as described in FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2009. In 2009, we used the following weighted average assumptions to determine the fair value of the option awards: a risk-free interest rate of 2.0%, an expected life of five years, expected volatility of 113.3% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2009 and 2008.  The following table summarizes, by year of grant, the 2009 and 2008 expense amounts, respectively, reported in the “Option Awards” column for each named executive officer:

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Name	Year	2005	2006	2007	2008	2009	Total
Edwin F. Heinen	2009	$—	$1,608	$8,890	$—	$9,684	$20,182
	2008	7,231	5,816	20,351	—	—	33,398
Joseph Laezza	2009	—	1,608	8,603	—	12,451	22,662
	2008	3,464	5,816	19,963	—	—	29,243
David W. Robinson	2009	—	1,608	8,890	—	12,451	22,949
	2008	—	5,816	20,351	—	—	26,167
Michael Brandofino	2009	—	—	—	—	—	—
	2008	—	5,816	15,970	—	—	21,786

(3)	The following table presents all other compensation during the years ended December 31, 2009 and 2008 to the named executive officers:

Name	Year	Vehicle Allowance	Company Contributions to 401(k) Plan	Health Insurance	Severance (5)	Total
Edwin F. Heinen	2009	$4,840	$—	$—	$—	$4,840
	2008	4,840	2,232	—	—	7,072
Joseph Laezza	2009	4,840	—	—	—	4,840
	2008	4,840	1,615	—	—	6,455
David W. Robinson	2009	4,840	—	—	—	4,840
	2008	4,840	2,425	—	—	7,265
Michael Brandofino	2009	1,280	—	—	281,962	283,242
	2008	4,840	3,581	—	—	8,421

(4)	The reported amounts were paid in cash to Mr. Laezza in lieu of any payments due under our sales commission plan.
(5)	The following table presents the severance benefits during the year ended December 31, 2009 to the named executive officer:

Name	Year	Legal Fees & Other Expenses	Cancellation of Option Awards	Net Value of Modification of Stock Awards	Extension of Post Termination Option Exercise Period	COBRA Insurance	Severance	Total
Michael Brandofino	2009	$7,998	$(26,537)	$50,531	$30,096	$8,336	$211,538	$281,962

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Grants of Plan-Based Awards

    The table set forth below presents all plan-based equity and non-equity grants made by Glowpoint during the years ended December 31, 2009 and 2008 to the named executive officers. Certain columnar information required by Item 402(d)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the years ended December 31, 2009 and 2008.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Edwin F. Heinen	3/10/08	75,000	(1)	—	$—	$41,250
	10/24/08	50,000	(2)	—	—	15,500
	3/20/09	—		140,000	0.40	37,239
	3/20/09	210,000	(3)	—	—	71,400
Joseph Laezza	3/10/08	75,000	(1)	—	—	41,250
	10/24/08	50,000	(2)	—	—	15,500
	3/20/09	—		180,000	0.40	47,879
	3/20/09	270,000	(4)	—	—	91,800
David W. Robinson	3/10/08	75,000	(1)	—	—	41,250
	10/24/08	50,000	(2)	—	—	15,500
	3/20/09	—		180,000	0.40	47,879
	3/20/09	270,000	(4)	—	—	91,800

(1)	Restricted stock awards for each of the named officers of 75,000 shares were granted on March 10, 2008 and vested on the date of the grant.
(2)
Restricted stock awards for each of the named officers of 50,000 shares were granted on October 24, 2008, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(3)	A restricted stock award of 210,000 shares was granted on March 20, 2009 and vests on March 20, 2012.
(4)	Restricted stock awards for each of the named officers of 270,000 shares were granted on March 20, 2009 and vests on March 20, 2012.

Employment Agreements

    We have entered into employment agreements with our executive officers.  Additional information as to the terms of the employment agreements is set forth in our 2009 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2010 and is attached hereto.  Such information is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

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Outstanding Equity Awards at Fiscal Year-End

    The table set forth below presents the number and values of exercisable and unexercisable options and unvested restricted stock at December 31, 2009. Certain columnar information required by Item 402(f)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during two fiscal years ended December 31, 2009.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (10)
Edwin F. Heinen	40,000	—		$2.13	3/02/2015	—		$—
	14,000	—		1.17	8/10/2015	—		—
	75,000	—		1.00	9/29/2015	—		—
	100,000	—		0.41	6/27/2016	—		—
	66,667	33,333	(1)	0.60	6/25/2017	—		—
	—	140,000	(3)	0.40	3/20/2019	—		—
	—	—		—	—	66,666	(5)	46,000
	—	—		—	—	33,333	(7)	23,000
	—	—		—	—	210,000	(8)	144,900
Joseph Laezza	50,000	—		1.17	8/10/2015	—		—
	100,000	—		0.41	6/27/2016	—		—
	208,333	41,667	(2)	0.52	5/15/2017	—		—
	—	180,000	(4)	0.40	3/20/2019	—		—
	—	—		—	—	50,000	(6)	34,500
	—	—		—	—	33,333	(7)	23,000
	—	—		—	—	270,000	(9)	186,300
David W. Robinson	100,000	—		0.41	6/27/2016	—		—
	66,667	33,333	(1)	0.60	6/25/2017	—		—
	—	180,000	(4)	0.40	3/20/2019	—		—
	—	—		—	—	33,333	(7)	23,000
	—	—		—	—	270,000	(9)	186,300

(1)
Options for each of the named officers to purchase 100,000 shares were granted on June 25, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(2)
An option to purchase 250,000 shares was granted on May 15, 2007, and vests as to 125,000 shares subject to the grant on that date and as to the remaining 125,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(3)	Options to purchase 140,000 shares were granted on March 20, 2009, and vests on March 20, 2012.
(4)	Options for each of the named officers to purchase 180,000 shares were granted on March 20, 2009, and vests on March 20, 2012.
(5)
A restricted stock award of 200,000 shares was granted on January 30, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant. As of December 31, 2009, 133,334 of the shares had vested, and 66,666 of the shares were unvested.

(6)
A restricted stock award of 100,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant.  As of December 31, 2009, 50,000 of the shares had vested and 50,000 of the shares were unvested.

(7)
Restricted stock awards for each of the named officers of 50,000 shares was granted on October 24, 2008, and vests 33.33% on each of the first, second and third anniversary dates of the grant. As of December 31, 2009, 16,667 of the shares had vested and 33,333 of the shares were unvested.

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(8)	A restricted stock award of 210,000 shares was granted on March 20, 2009, and vests on the third anniversary date of the grant. As of December 31, 2009, none of the shares had vested.
(9)
Restricted stock awards for each of the named officers of 270,000 shares was granted on March 20, 2009, and vests on the third anniversary date of the grant. As of December 31, 2009, none of the shares had vested.

(10)	The market value of the stock awards is based on the $0.69 closing price our common stock on December 31, 2009.

Option Exercises and Stock Vested

    The table set forth below present’s information concerning stock option exercises and vesting of restricted stock during the year ended December 31, 2009 for each named executive officer. Certain columnar information required by Item 402(g)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during the fiscal year ended December 31, 2009.

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Edwin F. Heinen	2009	—	$—	83,334	$32,334
Joseph Laezza	2009	—	—	66,667	28,667
David W. Robinson	2009	—	—	63,333	27,400

(1)	The value of an option is the difference between (a) the market price upon exercise and (b) the exercise price of the option upon grant.
(2)	The value of a restricted stock share upon vesting is the market value of a share of the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

    The tables below outline the potential payments to our Co-Chief Executive Officers and other named executive officers upon the occurrence of certain termination triggering events as of December 31, 2009. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) he is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) he is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from his superior or the Board.

“Termination Without Cause" means a termination for a reason other than for Cause, as defined above.

“Benefits upon a Change in Control or Corporate Transaction” means the benefit the named executive will receive upon a Change in Control or Corporate Transaction, as each such term is defined it the executive officer’s employment contract and restricted stock award agreement.

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    No named executive officer is entitled to a payment in connection with Voluntary Resignation, Disability or a Termination for Cause.
Executive Benefits and Payments Upon Termination (1)	Resignation for Good Reason or Termination Without Cause	Death	Change in Control or Corporate Transaction
Edwin F. Heinen
Compensation
Severance (2)	$210,000	$210,000	$210,000
Equity
Restricted Stock (7)	32,078	32,078	65,311
Options (8)	—	—	—
Benefits and Perquisites (3)
401(k) Match (4)	1,575	1,575	1,575
Health Insurance (5)	—	—	—
Accrued vacation pay (6)	16,154	16,154	16,154
Joseph Laezza
Compensation
Severance (2)	257,100	257,100	257,100
Equity
Restricted Stock (7)	48,767	48,767	95,171
Options (8)	—	—	—
Benefits and Perquisites (3)
401(k) Match (4)	1,929	1,929	1,929
Health Insurance (5)	16,426	—	16,426
Accrued vacation pay (6)	19,777	19,777	19,777
David W. Robinson
Compensation
Severance (2)	264,600	264,600	264,600
Equity
Restricted Stock (7)	35,767	35,767	77,296
Options (8)	—	—	—
Benefits and Perquisites (3)
401(k) Match (4)	1,986	1,986	1,986
Health Insurance (5)	16,426	—	16,426
Accrued vacation pay (6)	20,354	20,354	20,354

(1)
For purposes of this analysis, we assume that the named Executive Officer's compensation is as follows: Mr. Heinen’s current base salary is $210,000; Mr. Laezza’s current base salary is $257,100; and Mr. Robinson’s current base salary is $264,600.

(2)	Severance is calculated based on the officer’s current base pay times the twelve months detailed in their employment agreements.
(3)	Payments associated with benefits and perquisites are limited to the items listed. No other continuation of benefits or perquisites occurs under the termination scenarios listed.
(4)	401(k) Employer Match is calculated on salary paid as per Safe Harbor provision of the 401(k) Plan up to the maximum allowable contribution.
(5)	Health Insurance is calculated based on the current COBRA costs for the officer’s current coverage times twelve months detailed in their employment agreements.
(6)	Assumes four weeks of unused vacation days at the time of termination.
(7)	Represents the value of unvested restricted stock whose vesting would be accelerated as a result of termination of employment (one year) or change in control (all unvested shares).
(8)	No accelerated vesting of options upon termination.

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Internal Revenue Code Section 162(m) Limitation

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2009 did not, in the case of any officer, exceed the $1 million per year limit. The compensation committee generally intends to limit the dollar amount of all non- performance based compensation payable to our executive officers to no more than $1 million per year.

Compensation Committee Interlocks And Insider Participation

    Grant Dawson, Peter Rust, Dean Hiltzik, Bami Bastani, and James S. Lusk served as members of the compensation committee of the board of directors at various times during 2009.  No member of the compensation committee was at any time during 2009 or at any other time our officer or employee. No member of the compensation committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We receive financial and tax services from Marks, Paneth & Shron LLP, an accounting and consulting firm in which Dean Hiltzik, one of our directors, who resigned in May 2009, is a partner. In the last fiscal year through the date he resigned as a director, we incurred fees of approximately $26,000 for services received from this firm.  We provide managed video services to a company in which James Lusk, one of our directors, is an officer.  In the last fiscal year, we received fees of approximately $305,000 for the provision of our services.  We believe that all of the foregoing described transactions are at arm’s-length and for terms that would have been obtained from, or provided by, unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of common stock as of April 16, 2010 by each of the following:

•	each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially more than 5% of the common stock;

•	each person who has been a director or named executive officers since January 1, 2009 (the beginning of our last fiscal year); and

•	all of our directors and executive officers as a group.

    The amounts and percentages are based on 81,746,232 shares of common stock issued as of April 16, 2010. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. However, unless specifically waived by such 5% owner, the 5% owner is prohibited from acquiring shares of common stock under the Series A-2 Convertible Preferred Stock to the extent the selling stockholder would beneficially own more than 4.9% or 9.9%, as applicable, of our outstanding common stock after such acquisition.

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Name And Address of Beneficial Owners (1)	Number of Shares Owned (2)		Percentage of Outstanding Shares
Executive Officers and Directors:
Joseph Laezza	1,274,315	(3)	1.5%
Edwin F. Heinen	1,654,333	(4)	2.0%
David W. Robinson	1,442,875	(5)	1.8%
Thomas Brown	210,000	(6)	*
Grant Dawson	25,000		*
James Lusk	147,500	(7)	*
Peter Rust	162,000	(8)	*
Michael Brandofino**	808,718	(9)	*
All directors and executive officers as a group (8 people)	5,724,741		6.8%
5% Owners:
Vicis Capital, LLC 445 Park Avenue, New York, New York 10022	30,343,833	(10)	37.1%
———————
* Less than 1%
** Michael Brandofino resigned without disagreement in March 2009, as reported on the Company’s Form 8-K filed on March 19, 2009, and no longer serves as a director or executive officer.
(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205.
(2)	Unless otherwise noted indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.
(3)
Includes 503,333 shares of restricted stock that are subject to forfeiture, 71,985 shares issuable upon conversion of our Series A-2 Convertible Preferred Stock, and 400,000 shares subject to stock options presently exercisable or exercisable within 60 days.

(4)
Includes 393,333 shares of restricted stock that are subject to forfeiture, 410,627 shares issuable upon conversion of our Series A-2 Convertible Preferred Stock, and 295,666 shares subject to stock options presently exercisable or exercisable within 60 days.

(5)
Includes 453,333 shares of restricted stock that are subject to forfeiture, 316,171 shares issuable upon conversion of our Series A-2 Convertible Preferred Stock, and 166,666 shares subject to stock options presently exercisable or exercisable within 60 days.

(6)	Includes 210,000 shares of restricted stock that are subject to forfeiture.
(7)	Includes 42,500 shares subject to stock options presently exercisable or exercisable within 60 days.
(8)	Includes 47,000 shares subject to stock options presently exercisable or exercisable within 60 days.
(9)
Based on ownership information provided when Mr. Brandofino resigned in March 2009, he had 59,159 shares and he subsequently exercised stock options for 32,000 shares of common stock and includes 142,559 shares issuable upon conversion of our Series A-2 Convertible Preferred Stock, and 400,000 shares of restricted stock that are subject to forfeiture.

(10)
Based on ownership information from the Schedule 13G filed by Vicis Capital LLC on April 16, 2010, stating that as of April 15, 2010, holder then owned 30,343,833 shares.  Does not include 10,667,074 shares issuable upon conversion of our Series A-2 Convertible Preferred Stock which are exercisable on 61 days’ prior written notice to the Company. The required 61 days prior written notice is designed to assure that the holder will not be deemed the beneficial owner of all underlying shares because the 61 day waiting period before the waiver becomes effective denies the holder the right to have beneficial ownership within 60 days. Therefore, without giving effect to the contractual ownership limitation, holder presently would have the right to acquire a total of 41,010,907, or 44.4% of the resulting outstanding shares.

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Equity Compensation Plan Information

    The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2009. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for directors and consultants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities reflecting in the first column)
Equity compensation plans approved by security holders	4,686,051	$0.82	1,529,219
Equity compensation plans not approved by security holders	20,000	3.94	—
Total	4,706,051	$0.84	1,529,219

Section 16(A) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

    Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2009, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

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PROPOSAL NO. 4 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee, composed entirely of independent, non-employee members of the board of directors, has appointed the firm of Amper, Politziner & Mattia, LLP (“Amper”) as the Independent Registered Public Accounting Firm to audit the consolidated financial statements of our company and its subsidiaries for fiscal year 2010 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our company’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of Amper, the audit committee will reconsider the appointment.

Amper has completed our audit for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 and reviewed the quarterly periods therein.  On March 31, 2010, we filed our 2009 audited consolidated financials statements with our Annual Report on Form 10-K.

As our Independent Registered Public Accounting Firm, Amper would audit our consolidated financial statements for fiscal year 2010, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Amper may also perform certain non-audit services for our company. The audit committee has determined that the provision of the services provided by Amper as set forth herein are compatible with maintaining Amper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Amper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

Amper, Politziner & Mattia, LLP (“Amper”), our principal accountant, billed us approximately $255,000 for professional services for the audit of our annual consolidated financial statements for the 2009 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2009 fiscal year and approximately $278,000 for the audit of our annual consolidated financial statements for the 2008 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2008 fiscal year.

Audit-Related Fees

    Amper did not render in services in connection with audit related services in the 2009 fiscal year. In connection with filing a registration statement in 2008, Amper billed us approximately $10,000 in fiscal year 2008. Except for the foregoing and as reported in the paragraph immediately above, Amper did not bill us for any assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already. All of these fees were billed in connection with our filings with the Securities and Exchange Commission and attendance at audit committee meetings.

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Tax Fees

Amper did not render any services in connection with tax advice, tax compliance and tax planning in the 2009 fiscal year.  In connection with tax advice, Amper billed us approximately $6,000 but did not render any professional services to us for tax compliance and tax planning in the 2008 fiscal year.

All Other Fees

    Amper did not bill us in the 2009 or 2008 fiscal years for any services or products other than Audit Fees, Audit-Related Fees and Tax Fees, as listed above.

    In accordance with audit committee policy and the requirements of law, all services provided by Amper were pre-approved by the audit committee and all services to be provided by Amper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Required Vote and Board Recommendation

While approval of the Independent Registered Public Accounting Firm proposal is not required, the board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF AMPER, POLITZINER & MATTIA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

    The board of directors knows of no other business to be presented for action at the Annual Meeting.  If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

ADDITIONAL INFORMATION

    The required financial information included our 2009 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2010 and is attached hereto, is hereby incorporated into this Proxy Statement.

Exhibit A
GLOWPOINT, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Amended and Restated 2007 Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors, and Consultants, and to promote the success of the Company’s business.

2. Definitions.  As used herein, the following terms shall have the following definitions:

(a) “Administrator” means the Board or the Committee.

(b) “Affiliate” and “Associate” means these terms as defined in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, or Restricted Stock under this Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or Related Entity, or in the absence of such then-effective written agreement and definition, results from, as determined by the Administrator in its exclusive discretion, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or Related Entity; (ii) unfitness or unavailability for service, or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or Related Entity; (iv) dishonesty, intentional misconduct, or material breach of any agreement with the Company or Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person or entity.  At least thirty (30) days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with written notice of the Company’s or Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or Related Entity’s satisfaction.  During this thirty (30) day (or longer) period, the Grantee may not exercise any Award, purchase Shares, or vest in any Shares.

(h) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or entity or related group of persons or entities (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders for which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend the then current shareholders accept; or

(ii) a change in the composition of the Board over thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the Compensation Committee of the Board or such other committee designated by the Board.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Glowpoint, Inc., a Delaware corporation.

(m) “Consultant” means any person or entity (other than an Employee or Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or Related Entity to render consulting or advisory services to the Company or Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for at least thirty-six (36) months; or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or Related Entity in any capacity of Employee, Director, or Consultant, is not interrupted or terminated.  Continuous Service shall not be considered interrupted for (i) any approved leave of absence; (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director, or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company or Related Entity as an Employee, Director, or Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Stock Option granted hereunder, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(p) “Corporate Transaction” means any one or more of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including without limitation the capital stock of the Company’s Subsidiaries);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or entity or persons or entities different from those that held such securities immediately prior to such merger; or

(v) acquisition by any person or entity or related group of persons or entities (other than the Company or a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control).

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means the Grantee meets (i) or (ii):  (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and heath plan covering the Company’s or Related Entity’s employees.

(s) “Employee” means any person, including an Officer or Director, who is a common law employee of the Company or Related Entity.  For Incentive Stock Options, Employee means any person, including a Director or Officer, who is a common law employee of the Company, a Parent or a Subsidiary.  The payment of a director’s fee shall not be sufficient to constitute employment by the Company or Related Entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) When there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the market trading day on the date of grant (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable; or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source that the Administrator determines reliable in its exclusive discretion; or

(ii) If, in the opinion of the Administrator in its exclusive discretion, subparagraph (i) is not applicable or reasonable, the Fair Market Value of a Share, as determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) and the regulations thereunder, as of a date that is no more than twelve (12) months before the transaction to which the valuation is applied.

(v) “Good Reason” means the voluntary separation from service by a Grantee after a Corporate Transaction, Change in Control, or a Related Entity Disposition when the following conditions are satisfied:

(i) the separation from service occurs no later than two (2) years following the initial existence (which may begin prior to the Corporate Transaction, Change in Control, or Related Entity Disposition) of one or more of the following conditions arising without the Grantee’s consent:

(A) A material diminution in the Grantee’s base compensation;

(B) A material diminution in the Grantee’s authority, duties, or responsibilities;

(C) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that the Grantee report to a corporate officer or employee instead of reporting directly to the Company’s board of directors;

(D) A material diminution in the budget over which the Grantee retains authority;

(E) A material change in the geographical location at which the Grantee performs services; or

(F) Any other action or inaction that constitutes a material breach by the Company or Related Entity of the employment agreement or other agreement under which the Grantee provides services.

(ii) The Grantee must provide written notice to the Board of the existence of the condition described in subparagraph (i) above within ninety (90) days of the initial existence of the condition, and upon the Board’s receipt of the written notice the Company or Related Entity has thirty (30) days to cure the condition.

(w) “Grantee” means an Employee, Director, or Consultant who receives an Award pursuant to an Award Agreement.

(x) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty (50%) percent of the voting interests.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Code Section 422.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or Related Entity under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement.

(cc) “Parent” means a parent corporation” whether now or hereafter existing, under Code Section 424(e).

(dd) “Plan” means this Amended and Restated 2007 Stock Incentive Plan as it may be amended.

(ee) “Related Entity” means the corporation or other entity, other than the Company, to which the Grantee primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, and ending with the corporation or other entity to which the Grantee primarily provides services on the date of grant of an Award.  In the case of a corporation, a controlling interest means ownership of stock possessing at least fifty (50%) percent of total combined voting power of all classes of stock entitled to vote, or at least fifty (50%) percent of the total value of shares of all classes of stock.  In the case of a partnership or limited liability company, a controlling interest means ownership of at least fifty (50%) percent of the profits interest or capital interest of the partnership or limited liability company.

(ff) “Related Entity Disposition” means the sale, distribution, or other disposition by the Company, Parent, or a Subsidiary of all or substantially all of the interests of the Company, Parent, or a Subsidiary in any Related Entity effected by a sale, merger, consolidation, or other transaction involving that Related Entity, or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, Parent, or a Subsidiary.

(gg) “Restricted Stock” means Shares issued to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as determined by the Administrator.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ii) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as set forth in the Award Agreement, measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant until the date of exercise.

(jj) “Section 424 Corporate Transaction” means the occurrence, in a single transaction or a series of related transactions, of any one or more of the following: (i) a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than fifty (50%) percent of the outstanding stock of the Company; (iii) the consummation of a merger, consolidation, or similar transaction after which the Company is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property, or cash; or (iv) a distribution by the Company (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation Section 1.424-1(e)(4)(v)).

(kk) “Share” means a share of the Common Stock.

(ll) “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, under Code Section 424(f).

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, the maximum aggregate number of Shares that may be issued pursuant to all Awards is 5,500,000 Shares of Common Stock.  The maximum number of aggregate Shares that may be issued pursuant to Incentive Stock Options is 5,500,000 Shares of Common Stock.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) that is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan.  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board; or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. For grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board; or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines in its exclusive discretion.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the exclusive authority and discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares and the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement;

(viii) to establish additional terms, conditions, rules, and procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules, and procedures with terms or conditions that are inconsistent with the Plan’s provisions; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator determines appropriate in its exclusive discretion.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.  Incentive Stock Options may be granted only to Employees of the Company, Parent, or a Subsidiary.  An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in foreign jurisdictions as the Administrator determines in its exclusive discretion.

6. Terms and Conditions of Awards.

(a) Type of Awards.  The Administrator is authorized to make an Award to an Employee, Director, or Consultant that is not inconsistent with the terms of the Plan and that consist of an Option, SAR, or Restricted Stock.  The Option or SAR shall have an exercise price equal to the Fair Market Value of the Shares underlying the Option or SAR on the date of grant of the Option or SAR.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or Parent or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options.  For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares was granted.

(c) Conditions of Award.  Subject to the Plan’s terms, the Administrator shall, in its exclusive discretion, determine the provisions, terms, and conditions of each Award, including but not limited to the Award’s vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment by the Grantee (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) For any Award that contains a repurchase obligation for Shares (other than a right of first refusal), or a put or call right that is not a lapse restriction under Treas. Reg. § 1.83-3(i), the purchase price shall be the Fair Market Value of the Shares (disregarding lapse restrictions under Treas. Reg. §1.83-3(i)) at the time of repurchase.

(e) Acquisitions and Other Transactions. The Administrator may issue Awards in settlement, assumption, or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity, or an additional interest in a Related Entity, whether by merger, stock purchase, asset purchase, or other form of transaction.

(f) Early Exercise.  The Award Agreement may include a provision whereby the Grantee may, while an Employee, Director, or Consultant, exercise any part or all of an Option or SAR prior to full vesting.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity, or to any other restriction the Administrator determines appropriate in its exclusive discretion.

(g) Term of Award.  The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall not exceed ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or Parent or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as provided in the Award Agreement.

(h) Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of an Incentive Stock Option on the Grantee’s death on a beneficiary designation form provided by the Administrator.  An Award Agreement may provide that other Awards may be transferred by gift or through a domestic relations order to members of the Grantee’s Immediate Family, or in the manner and to the extent determined by the Administrator in its exclusive discretion.

(i) Grant of Restricted Stock.  Upon an Award of Restricted Stock, the Company shall issue in the Grantee’s name and deliver to the Grantee a certificate or certificates for the Shares.  The Shares represented by the certificate or certificates shall be subject to the restrictions in the Award Agreement.  Once the Restricted Stock is no longer subject to the restrictions, the Company shall issue a new certificate for the Shares without restrictions, and the Grantee shall tender the certificate for the Shares subject to restrictions for cancellation by the Company.

7. Award Exercise or Purchase Price, Consideration, and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or Parent or any Subsidiary, the per Share exercise price shall not be less than one hundred and ten (110%) percent of the Fair Market Value per Share on the date of grant; and

(B) granted to any Employee other than an Employee described in subparagraph (A), the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iii) In the case of an SAR, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), the exercise or purchase price for the Award shall be determined in accordance with the principles of Code Sections 409A and 424(a).

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including without limitation the method of payment, shall be determined by the Administrator in its exclusive discretion (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares the following, provided that the portion of the consideration equal to the Shares’ par value must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require in its exclusive discretion (including withholding of Shares otherwise deliverable upon exercise of the Award) that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which the Award is exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator in its exclusive discretion);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares; and (B) shall provide written directions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

(c) Taxes.  No Shares shall be delivered to any Grantee or other person or entity until such Grantee or other person or entity has made arrangements acceptable to the Administrator in its exclusive discretion for the satisfaction of foreign, federal, state, and local income, employment, and excise tax withholding obligations, including without limitation obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) An Option or SAR shall be exercisable at such times and under such conditions as set forth under the terms of the Plan and specified in the Award Agreement.

(ii) An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person or entity entitled to exercise the Award and full payment is made for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).  Until the issuance (as evidenced by the appropriate entry on the Company’s books or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Option or SAR, notwithstanding the exercise of an Option or SAR.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option or SAR.  In addition, upon the exercise of an Option or SAR, the Grantee shall not be entitled to all or part of the dividends declared and paid on the Shares underlying the Option or SAR between the date of grant and the date of exercise.  For Restricted Stock, until the time all restrictions are removed or satisfied, the Grantee shall not be entitled to all or part of the dividends declared and paid on the Shares between the date of grant and the date of vesting.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement, and may be exercised following the termination of a Grantee’s Continuous Service only as provided in the Award Agreement.

(ii) When the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Notwithstanding the foregoing provisions of this Section 9(a), if the expiration of the right to exercise an Award is tolled because the exercise would violate an applicable federal, state, local, or foreign law, the period during which the Award may be exercised cannot be extended more than thirty (30) days after the exercise first would no longer violate an applicable federal, state, local, or foreign law.

(b) As a condition to the exercise of an Award, the Company may require the person or entity exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.

10. Adjustments Upon Changes in Capitalization.

(a) For Non-Qualified Stock Options, on a stock split (including a reverse stock split) or stock dividend in which the only effect is to increase or decrease on a pro-rata basis the number of Shares subject to the Non-Qualified Stock Option, the Committee may, in its exclusive discretion, proportionally adjust the exercise price and number of Shares subject to the Non-Qualified Stock Option.

 (b) For Incentive Stock Options and Restricted Stock Awards, if any combination, consolidation, forward or reverse split, merger, reorganization, repurchase, spin-off, or exchange or stock, stock dividend, or other special and nonrecurring dividend or distribution (whether in cash, securities, or other property), liquidation, dissolution, or other transaction, affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of Grantees’ rights, then the Committee may, in its exclusive discretion, adjust all or any portion of (i) the number of Shares and classes of stock available thereafter for Incentive Stock Options and Restricted Stock Awards in the aggregate to all Grantees, and individually to any one Grantee; (ii) the number of Shares and classes of stock that may be delivered for outstanding Incentive Stock Options and Restricted Stock Awards; and (iii) the exercise or purchase price for any Incentive Stock Option or Restricted Stock Award.

11. Corporate Transactions/Changes in Control/Related Entity Dispositions.  Except as otherwise provided in an Award Agreement:

(a) On the specified effective date of a Corporate Transaction or Change in Control, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, for all the Shares at the time represented by such Award.  Notwithstanding the foregoing provisions, the Administrator may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(b) On the specified effective date of a Related Entity Disposition, for each Grantee who on such specified effective date is engaged primarily in service to the Related Entity that is the subject of the Related Entity Disposition, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all the shares at the time represented by such Award.  Notwithstanding the foregoing provisions, the Administrator may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(c) For Non-Qualified Stock Options and SARs, the Administrator may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that if the requirements of Treasury Regulation §1.424-1 (without regard to the requirement described in Treas. Reg. §1.424-1(a)(2) that an eligible corporation be the employer of the optionee) would be met if the stock right were an Incentive Stock Option, the substitution of a new Non-Qualified Stock Option or SAR for a portion of or an entire outstanding Non-Qualified Stock Option or SAR, and the assumption of a portion of or an entire outstanding Non-Qualified Stock Option or SAR, shall not be treated as the grant of a new stock right or a change in the form of payment.  The requirement of Treasury Regulation §1.424-1(a)(5)(iii) is deemed satisfied if the ratio of the exercise price to the Fair Market Value of the underlying Shares immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the Shares immediately before the substitution or assumption.  In the case of a transaction described in Code Section 355 in which the stock of the distributing corporation and the stock distributed in the transaction are both readily tradable on an established securities market immediately after the transaction, the requirements of Treasury Regulation §1.424-1(a)(5) may be satisfied by:

(i) using the last sale before or the first sale after the specified date as of which such valuation is being made, the closing price on the last trading day before or the trading day of a specified date, the arithmetic mean of the high and low prices on the last trading day before or the trading day of such specified date, or any other reasonable method using actual transactions in such stock as reported by such market on a specified date, for the stock of the distributing corporation and the stock distributed in the transaction, provided the specified date is designated before such specified date, and such specified date is not more than sixty (60) days after the transaction;

(ii) using the arithmetic mean of such market prices on trading days during a specified period designated before the beginning of such specified period, when such specified period is not longer than thirty (30) days and ends no later than sixty (60) days after the transaction; or

(iii) using an average of such prices during such prespecified period weighted based on the volume of trading of such stock on each trading day during such prespecified period.

(d) For Incentive Stock Options, the Administrator may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction that in a Section 424 Corporate Transaction each Incentive Stock Option may be assumed or an equivalent Incentive Stock Option substituted by the successor corporation, or a parent or subsidiary of the successor corporation, in accordance with the requirements of Code Section 424.

(e) For Restricted Stock, the Administrator may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction that in a Section 424 Corporate Transaction each Restricted Stock Award may be assumed or an equivalent Restricted Stock Award substituted by the successor corporation, or a parent or subsidiary of the successor corporation.

12. Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years from the earlier of the date that the Board adopted the Plan prior to this Amendment and Restatement, and the date that the Company’s shareholders adopted the Plan prior to this Amendment and Restatement, unless sooner terminated.  Subject to Section 17 and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension, or Termination of the Plan.

(a) The Board may at any time amend, suspend, or terminate the Plan.  To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree necessary.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension, or termination of the Plan (including termination of the Plan under Section 12) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended, or terminated.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as are sufficient to satisfy the Plan’s requirements.

(b) The inability of the Company to obtain approval from any regulatory body having jurisdiction, which approval is determined by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability for failure to issue or sell Shares as to which such the requisite approval was not obtained.

15. No Effect on Terms of Employment/Consulting Relationship.  The Plan and any Award Agreement shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s or Related Entity’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

16. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a governing document of another plan or arrangement, Awards shall not be considered compensation for purposes of computing benefits or contributions under any tax-qualified or nonqualified employee benefit plan, tax-qualified or nonqualified deferred compensation plan, bonus plan, or incentive plan (the “Other Plans”) of the Company or Related Entity, and shall not affect the amounts of any benefits or contributions under any Other Plans subsequently established.  The Plan is not an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended.

17. Code Section 409A.  Notwithstanding any other provision of this Plan, the Administrator shall construe and administer this Plan and all Award Agreements, and exercise all authority and discretion under this Plan, to satisfy the requirements of Code Section 409A and the regulations thereunder, or any exemption thereto.

18. Date of Grant.  The term date of grant of an Award means the date on which the Company completes all action by the Company necessary to create the legally binding right to the Award.  An action by the Company is not complete until the date on which the maximum number of Shares that can be purchased or received under the Award is fixed and determinable, the minimum exercise or purchase price is fixed and determinable, and the class of underlying stock and the Grantee’s identity is designated.